Exhibit 23.3

Deloitte & Touche LLP
Suite 2700
555 West 5th Street
Los Angeles, CA 90013-1010
USA

Tel: +1 213 688 0800
Fax: +1 213 688 0100
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2015, relating to the financial statements of Health Net, Inc. and subsidiaries as of and for the years ended December 31, 2014 and 2013 appearing in the Current Report on Form 8-K of Centene Corporation filed on January 26, 2016.

Los Angeles, California

March 24, 2016

Member of
Deloitte Touche Tohmatsu Limited